UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                  July 14, 1997
                Date of Report (Date of earliest event reported)

                         Commission File Number: 0-19281

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   54-1163725
                        (IRS Employer Identification No.)

                               1001 N. 19th Street
                               Arlington, VA 22209
                     (Address of principal executive office)

                         Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)




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Item 5.   Other Events.

          This report is filed solely to file with the Securities and Exchange Commission (i) the press release issued on July 14, 1997, announcing that the Company had priced its private offering of Senior Subordinated Notes due 2007 and increased the size of the offering to $325 million, and (ii) the press release issued on July 15, 1997, announcing the Company's second quarter earnings and also a 2 for 1 stock split. Each press release is incorporated herein by reference to Exhibits 20.7 and 20.8 listed in Item 7 and attached hereto.


Item 7.   Financial Statements and Exhibits

          The following is filed as an Exhibit to this Report.

          Exhibit Number 20.7

          Description

          News Release announcing the Company's pricing of its private offering of Senior Subordinated Notes due 2007 and the increase in the size of the offering to $325 million.

          The following is filed as an Exhibit to this Report.

          Exhibit Number 20.8

          Description

          News Release announcing the Company's second quarter earnings and the announcement of a 2 for 1 stock split.




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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AES Corporation
(Registrant)



BY:       /s/  WILLIAM R. LURASCHI
          ------------------------------
          WILLIAM R. LURASCHI
          GENERAL COUNSEL AND SECRETARY

Dated:    July 15, 1997

EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION


     20.7 News Release Announcing the Company's pricing of its private offering of Senior Subordinated Notes due 2007 and the increase in the size of the offering to $325 million.

     20.8 News Release Announcing the Company's second quarter earnings and the announcement of a 2 for 1 stock split.